                                 EXHIBIT 10.5
                                      TO
                                   FORM 10-K
                              FOR THE YEAR ENDED
                               DECEMBER 31, 1999



"[ * ]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a grant of confidential treatment.



NON-EXCLUSIVE PATENT LICENSE AGREEMENT

University of Florida Research Foundation, Inc.
and

Targeted Genetics Corporation
TABLE OF CONTENTS
     PREAMBLE
     ARTICLES:
     I             DEFINITIONS
     II            GRANT
     III           DUE DILIGENCE
     IV            ROYALITIES
     V             REPORTS AND RECORDS
     VI            PATENT PROSECUTION
     VII           INFRINGEMENT & PATENT ENFORCEMENT
     VIII          INDEMNIFICATION AND PRODUCT LIABILITY
     IX            NEGATION OF WARRANTIES
     X             EXPORT CONTROLS
     XI            NON-USE OF NAMES
     XII           ASSIGNMENT
     XIII          TERM & TERMINATION
     XIV           PAYMENTS, NOTICES AND OTHER
                   COMMUNICATIONS
     XV            MISCELLANEOUS PROVISIONS
     APPENDIX A    SUBLICENSE


Agreement is made and entered into this 25/th/ day of December 1993, (the Effective Date) by and between THE UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC., a not-for-profit corporation duly organized and existing under the laws of the State of Florida and having its principal office at 223 Grinter Hall, Gainesville, Florida, 32611-2037, U.S.A. (hereinafter referred to as UFRFI), and Targeted Genetics Corporation, a corporation duly organized under the laws of Washington and having its principal office at 1100 Olive Way., Suite 100, Seattle, Washington, 98101 (hereinafter referred to as LICENSEE).

WITNESSETH

     WHEREAS, UFRFI warrants that it is the owner of certain "Patent Rights" by assignment from the University of Florida (hereinafter referred to as University) relating to UFRFI Case No 0431, U.S. Patent No. 5,139,941, Issued 08/18/92, "AAV Transduction Vectors" invented by Drs. Nicholas Muzyczka, Kenneth
I. Berns, Richard J. Samulski & Paul L. Hermonat, and has the right to grant licenses under said Patent Rights, subject only to a royalty-free, nonexclusive license heretofore granted to the United States Government;

     WHEREAS, UFRFI desires to have the Patent Rights developed and utilized to the fullest extent so that the benefits can be enjoyed by the general public and is willing to grant a nonexclusive license thereunder;

     WHEREAS, LICENSEE shall commit itself to a thorough, vigorous and diligent program of exploiting the Patent Rights commercially so that public utilization and royalty income to UFRFI shall result therefrom; and

     WHEREAS, LICENSEE desires to obtain a non-exclusive license under the Patent Rights upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein the parties hereto agree as follows:


ARTICLE I DEFINITIONS
---------------------

     For the purposes of this Agreement, the following words and phrases shall have the following meanings:

     1.1 "LICENSEE" shall mean the following:

            (a) a related company of LICENSEE, the voting stock of which is directly or indirectly at least fifty percent (50%) owned or controlled by LICENSEE;

           (b) an organization which directly or indirectly controls more than fifty percent (50%) of the voting stock of LICENSEE;

           (c) an organization, the majority ownership of which is directly or indirectly common to the ownership of LICENSEE.

     1.2 "Patent Rights" shall mean all of the following UFRFI intellectual property:

          (a) the United States Patents No. 5,139,941, Issued 08/18/92, "AAV Transduction Vectors" invented by Drs. Nicholas Muzyczka, Kenneth
               I. Berns, Richard J. Samulski & Paul L. Hermonat;

          (b) to the extent that the following contain one or more claims to the invention or inventions claimed in (a) above: continuations-in-part of (a) above, all divisions and continuations of these continuations-in-part, divisions and continuations, and any reissues, extensions or reexaminations of such patents;

          (c) to the extent that the following contain one or more claims to the invention or inventions claimed in (a) above: all counterpart foreign applications and patents to (a) and (b) above.

     1.3 A "Licensed Product" shall mean any tangible product or part thereof which, in the course of manufacture, use or sale would, in the absence of this Agreement, infringe one or more claims of the Patent Rights that have not been held invalid or unenforceable by an unappealed or unappealable judgement of a court of competent jurisdiction.

     1.4 A "Licensed Process" shall mean any process which, in the course of being practiced, would, in the absence of this Agreement, infringe one or more claims of the Patent Rights that have not been held invalid or unenforceable by an unappealed or unappealable judgement of a court of competent jurisdiction.

     1.5 "Net Sales" shall mean LICENSEE's (and its sublicensee's) billings for or revenue received from sales of Licensed Products and Licensed Processes produced hereunder less the sum of the following:

          (a) discounts allowed in amounts customary in the trade,
          (b) sales taxes, tariff duties, and/or use taxes which are directly imposed and are with reference to particular sales;
          (c)  outbound transportation prepaid or allowed; and
          (d)  amounts allowed or credited on returns; and
          (e) charges deemed uncollectible under generally accepted accounting principles.

No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or for cost of collections. Licensed Products shall be considered "sold" when billed out or invoiced.

          1.6  "Territory" shall mean the United States.

          1.7  "Field(s) of Use" shall mean the following:
[*]

          1.8  "Optioned Field(s) of Use" shall mean the following:
[*]

Upon written notice to UFRFI of LICENSEE's exercise of the option according to
Article 2.2 below, any Optioned Field of Use shall be redefined as a Field of Use.

          (f)  Veterinary; All Uses.

ARTICLE II- GRANT
-----------------

     2.1 UFRFI hereby grants to LICENSEE a non-exclusive right and license to make, have made, use, lease, have sold and sell the Licensed Products, and to practice the Licensed Processes in the Territory for the Field(s) of Use to the end of the term for which the Patent Rights are granted unless sooner terminated according to the terms hereof.

     2.2 UFRFI hereby grants to LICENSEE an option to acquire a non-exclusive right and license to make, have made, use, lease and sell the Licensed Products, and to practice the Licensed Processes in the Territory for the Optioned Field(s) of Use, under the same terms and conditions as the agreement for the Licensed Fields of Use. Such option shall automatically expire three (3) years from the Effective Date of this Agreement ("Option Period") unless exercised earlier by LICENSEE upon written notice to UFRFI. During the Option Period, LICENSEE shall have the right to make, have made, use but not to sell Licensed Products, and to practice Licensed Processes, for internal research purposes only.

     2.3 LICENSEE agrees that Licensed Products leased or sold in the United States shall be manufactured substantially in the United States.

     2.4 UFRFI reserves the right to practice under the Patent Rights and to use and

___________________
[ * ] = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a grant of confidential treatment.

     Substitute for Page 4
Targeted Genetics License Agreement, Final 12/6/93

Field 3. Human; Cancer.

     1.8  "Optioned Field(s) of Use  shall mean the following:

[*]

Upon written notice to UFRFI of LICENSEE's exercise of the option according to
Article 2.2 below, any Optioned Field of Use shall be redefined as a Field of Use.

__________________
[ * ] = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a grant of confidential treatment.

ARTICLE II- GRANT
-----------------

     2.1 UFRFI hereby grants to LICENSEE a non-exclusive right and license, subject only to a royalty-free, nonexclusive license hereto fore granted to the United States Government, to make, have made, use, lease, have sold and sell the Licensed Products, and to practice the Licensed Processes in the Territory for the Field(s) of Use to the end of the term for which the Patent Rights are granted unless sooner terminated according to the terms hereof.

     2.2 UFRFI hereby grants to LICENSEE an option to acquire a non-exclusive right and license to make, have made, use, lease and sell the Licensed Products, and to practice the Licensed Processes in the Territory for the Optioned Field(s) of Use, under the same terms and conditions as the agreement for the Licensed Fields. of Use. Such option shall automatically expire three (3) years from the Effective Date of this Agreement ("Option Period") unless exercised earlier by LICENSEE upon written notice to UFRFI. During the Option Period, LICENSEE shall have the right to make, have made, use but not to sell Licensed Products, and to practice Licensed Processes, for internal research purposes only.

     2.3 LICENSEE agrees that Licensed Products leased or sold in the United States shall be manufactured substantially in the United States.

     2.4 UFRFI reserves the right to practice under the Patent Rights and to use and distribute to third parties the Tangible Property for its own noncommercial research purposes.

  distribute to third parties the Tangible Property for its own noncommercial research purposes.

       2.5 UFRFI reserves the right to grant other licenses under the Patent Rights.

       2.6
  UFRFI hereby grants to LICENSEE the right to sublicense as defined in Appendix A.

       2.7 The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not specifically set forth herein.

       2.8 The Patent Rights covered by this Agreement are subject to the rights and limitations of U.S. Code, Title 35, Chapter 38, and implementing regulations thereof, and the grant under this Article II is subject to such rights and limitations.


ARTICLE III - DUE DILIGENCE
---------------------------

       3.1 LICENSEE shall use its best efforts to bring one or more Licensed Products or Licensed Processes to market through a thorough, vigorous and diligent program for exploitation of the Patent Rights to attain maximum commercialization of Licensed Products or Licensed Processes.

  3.2 LICENSEE's failure to perform in accordance with Paragraph 3.1 above shall be grounds for UFRFI to terminate this Agreement pursuant to Article 13.3 hereof.

  3.3 LICENSEE agrees to keep UFRFI fully and promptly informed of its progress on the commercial exploitation of Licensed Products and/or Licensed Processes. Beginning December 31, 1994 and continuing annually thereafter until first Net Sale, LICENSEE shall submit to UFRFI within 60 days of the end of each calendar year a written report with respect to progress made toward commercialization of a Licensed Product and/or use of a Licensed Process during the 12 months preceding.

ARTICLE IV - ROYALTIES
----------------------


  4.1 For the rights, privileges and license granted hereunder, LICENSEE shall pay royalties to UFRFI in the manner hereinafter provided to the end of the term of the Patent Rights or until this Agreement shall be terminated as hereinafter provided:

       (a)   [*], which said License Issue Fee shall be deemed earned and due
             ---
             immediately upon the execution of this Agreement. [*] shall be payable on the Effective Date and [*] shall be payable one (1) year from the Effective Date.

        (b) License Maintenance Fees of are payable beginning January 1,1996 and on January 1 of each year thereafter and are a function of the number of Fields under Paragraphs 1.7 and 1.8 that are licensed by LICENSEE as of the date that a License Maintenance Fee is due, as provided in the following table:

Fields of Use Licensed        Annual License Maintenance
----------------------        --------------------------


     1                                  [*]
     2                                  [*]
     3                                  [*]
     4                                  [*]
     5                                  [*]
     6                                  [*]


     The License Maintenance Fee for a given year shall be creditable against any Running Royalties subsequently due during said year under Articles 4.1(e) and 4.1(f) below.

(c) Option Issue Fee of [*] which said Option Issue Fee shall be deemed earned and due immediately upon the execution of this Agreement. [*] shall be payable on the Effective Date and [*] shall be payable one (1) year from the Effective Date.

(d) Regulatory Milestone Fees for the first Licensed Product within the each Field of Use, as follows:

     (i) [*] upon filing of the Investigational New Drug Application (IND) or other governmental regulatory approval whichever comes first.

__________________
[ * ] = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a grant of confidential treatment.

     (ii) [*] upon entering Phase 2 clinical trials, "Phase 2" as defined by 21 Code of Federal Regulations, Chapter 1;

     (iii) [*] upon entering Phase 3 clinical trials, "Phase 3" as defined by 21 Code of Federal Regulations, Chapter 1;

     (iv) [*] upon filing the New Drug Application ("NDA") or Product License Application ("PLA") as defined by 21 Code of Federal Regulations, Chapter 1;

     (v)   [*] upon NDA or PLA approval.

(e)  Running Royalty in an amount equal to [*] of the Net Sales of the Licensed
                  Products or Licensed Processes manufactured used, leased or sold by or for LICENSEE or its sublicensees in the United States, except, however that the foregoing royalty rate may be reduced by one half the amount of third party royalties payable on licenses required to make, use or sell Licensed Products or to practice a Licensed Process but in no case shall the Running Royalty be less than [*] of Net Sales.

             (f) Running Royalty in an amount equal to [*] of the Net Sales of the Licensed Products or Licensed Processes manufactured by or for LICENSEE or its sublicensees in the United States, but sold outside the United States, except, however that the foregoing royalty rate may be reduced by one half the amount of third party royalties payable on licenses required to make, us or sell Licensed Products or to practice a Licensed but case shall the Running Royalty be less than [*] of Net Sales.

_____________________
[ * ] = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a grant of confidential treatment.

4.2  For the rights, privileges and license granted hereunder upon exercise of the Option Agreement, LICENSEE shall pay royalties to UFRFI in the manner hereinafter provided until the last to expire of the Patent Rights or until this Agreement shall be terminated as provided in Article 13, below:
           (a) License Issue Fee of [*] for the first Optioned Field of Us, which said License Issue Fee shall be deemed earned and due immediately upon the execution of the Option Agreement.
           (b) License Issue Fee of [*] for each subsequent Optioned Field of Use, which said License Issue Fee shall be deemed earned and due immediately upon the execution of the Option Agreement.

         (c) Regulatory Milestone Fees as defined in Article 4.1(d) above and Running Royalties as defined in Article 4.1(e) and 4.1(f) above.

    4.3 No multiple royalties shall be payable because any Licensed Product, its manufacture, use, lease or sale are or shall be covered by multiple claims or more than one Patent Rights patent licensed under this Agreement.

    4.4 Royalty payments shall be paid in United States dollars in Gainesville, Florida or at such other place as UFRFI may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

__________________
[ * ] = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a grant of confidential treatment.

     4.5 In the event the royalties set forth herein are higher than the maximum royalties permitted by the law or regulations of a particular country, the royalty payable for sales in such country shall be equal to the maximum permitted royalty under such law or regulations. Notice of said event shall be provided to UFRFI. An authorized representative of LICENSEE shall notify UFRFI, in writing, within thirty (30) days of discovering that such royalties are approaching or have reached the maximum amount, and shall provide UFRFI with written documentation regarding the laws or regulations establishing such maximum.


     4.6 In the event that any taxes, withholding or otherwise, are levied by any taxing authority in connection with accrual or payment of any royalties payable by LICENSEE under this Agreement, and LICENSEE determines in good faith that it must pay such taxes, LICENSEE shall have the right to pay such taxes to the local tax authorities on behalf of UFRFI and payment of the net amount due after reduction by the amount of such taxes, shall fully satisfy LICENSEE's royalty obligations under this Agreement. LICENSEE shall provide UFRFI with appropriate receipts or other documentation supporting such payment. LICENSEE shall inform UFRFI in writing, within thirty (30) days of notification that taxes will or have been levied by a taxing authority.

                  ARTICLE V - REPORTS AND RECORDS
                  -------------------------------

     5.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to UFRFI hereunder. Said books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for three (3) years following the end of the calendar year to which they pertain, to the inspection of an independent auditor mutually acceptable to the parties, for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement.


     5.2 Beginning with the first Net Sale, LICENSEE, within forty-five (45) days after March 31, June 30, September 30 and December 31, of each year, shall deliver to UFRFI true and accurate reports, giving such particulars of the business conducted by LICENSEE and its sublicensee(s) during the preceding three-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

          (a) number of Licensed Products manufactured and sold

          (b)  total billings for Licensed Products sold.

          (c)  accounting for all Licensed Processes used or sold.

          (d)  deductions applicable as provided in Paragraph 1.5.

          (e)  total royalty due.

          (f)  names and addresses of all sublicensees of LICENSEE.

     5.3 With each such report submitted, LICENSEE shall pay to UFRFI the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report. If royalties are reduced according to Article 7.4, LICENSEE shall submit written evidence from a credible source validating the extent of the reduction.

     5.4 The license fees and royalty payments set forth in this Agreement shall, if overdue, bear interest until payment at the monthly rate of one percent (1%). The payment of such interest shall not foreclose UFRFI from exercising any other rights it may have as a consequence of the lateness of any payment.

                  ARTICLE VI- PATENT PROSECUTION
                  ------------------------------

     6.1 UFRFI shall maintain during the term of this Agreement the Patent Rights in the United States. The maintenance of all Patent Rights patents shall be the primary responsibility of UFRFI; provided, however, LICENSEE shall assist UFRFI in obtaining patent extension pursuant to U.S. Code, Title 35, Section 156.

     6.2 Payment of all fees and costs relating to the maintenance and extension of the Patent Rights shall be the responsibility of UFRFI.

                ARTICLE VII- INFRINGEMENT & PATENT ENFORCEMENT
                ----------------------------------------------

     7.1 LICENSEE shall inform UFRFI promptly in writing of any alleged infringement or possible infringement of the Patent Rights by a Third Party and of any available evidence thereof, as well as any facts which may affect the validity, scope or enforceability of the Patent Rights.

     7.2 UFRFI shall, at its discretion, use diligence to cause infringement to cease by the grant of a license or other remedy or use diligence in bringing an infringement action against the Third Party. UFRFI reserves the right to identify LICENSEE in such suit as having rights under Patent Rights. UFRFI shall not name LICENSEE as a co-party in such suit without an express written request from LICENSEE.

     7.3 In a case in which UFRFI brings an infringement action against a Third Party, this action shall be at no cost to LICENSEE unless LICENSEE joins the suit as a co-party. LICENSEE is under no obligation to join any such suit and UFRFI must approve, at its sole discretion, the addition of LICENSEE as a co-party.

     7.4 Nothing in this Agreement shall be construed as an Agreement by UFRFI to bring or prosecute actions or suits against Third Parties for infringement of Patent Rights. However, if UFRFI and/or any other party granted the right to bring or prosecute actions or suits against Third Parties for infringement of Patent Rights opts not to prosecute an Infringer and LICENSEE's sales suffer from competition by the Infringer, LICENSEE shall be entitled to reduce the royalty in proportion to the percent decrease in LICENSEE's Net Sales of a Licensed Product or Licensed Process, based on credible written evidence submitted to UFRFI before any reduction is taken. Such reduction shall remain in effect until such time as such infringement ends. LICENSEE shall report its reductions in royalties according to

Article 5.

     7.5 In the event that a declaratory judgement or action alleging invalidity of any of the Patent Rights shall be brought against UFRFI, UFRFI agrees to notify LICENSEE that an action alleging invalidity has been brought. UFRFI does not represent that it will commence legal action against a declaratory action alleging invalidity.


               ARTICLE VIII- INDEMNIFICATION & PRODUCT LIABILITY
               -------------------------------------------------

     8.1 LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold UFRFI and the University, their trustees, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property or the environment, and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement by LICENSEE of the Licensed Product(s) and/or Licensed Process(es) or arising from any obligation of LICENSEE hereunder.

     8.2 LICENSEE shall obtain and carry in full force and effect liability insurance which shall protect LICENSEE and UFRFI in regard to events covered by
Article 8.1 above.


                       ARTICLE IX NEGATION OF WARRANTIES
                       ---------------------------------

     9.1 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UFRFI MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLANS, ISSUED OR PENDING. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY UFRFI THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

     9.2 UFRFI does not warrant the validity of the Patent Rights, and makes no representations whatsoever with regard to the scope of the Patent Rights.

ARTICLE X -EXPORT CONTROLS
--------------------------

     LICENSEE hereby agrees that it shall not sell, transfer, export or reexport any Licensed Products or Licensed Processes or related information in any form, or any direct products of such information, except in compliance with all applicable laws, including the export laws of any U.S. government agency and any regulations thereunder, and will not sell, transfer, export or reexport any such Licensed Products or Licensed Processes or information to any persons or any entities with regard to which there exist grounds to suspect or believe that they are violating such laws. LICENSEE shall be solely responsible for obtaining all licenses, permits or authorizations required from the U.S. and any other government for any such export or reexport. To the extent not inconsistent with this Agreement, UFRFI agrees to provide LICENSEE with such assistance as it may reasonably request in obtaining such licenses, permits or authorization.

                         ARTICLE XI- NON-USE OF NAMES
                         ----------------------------

     LICENSEE shall not use the names of the University of Florida or University of Florida Research Foundation, Inc. nor of any of either institution's employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from UFRFI in each case, except that LICENSEE may state that it is licensed by UFRFI under the patent comprising the Patent Rights.

ARTICLE XII - ASSIGNMENT
------------------------

     This Agreement is not assignable and any attempt to do so shall be void, except that LICENSEE may assign this Agreement to a successor by merger or sale of all of LICENSEE's business related to Licensed Products and Licensed Processes. The assignor shall remain liable and responsible for the performance and observance of all its duties and obligations under this Agreement.

                        ARTICLE XIII TERM & TERMINATION
                        -------------------------------

     13.1 This Agreement is effective when signed by all parties and shall extend to the last to expire of the Patent Rights unless sooner terminated as provided in Article 13 herein.

     13.2 If LICENSEE shall cease to carry on its business, this Agreement shall terminate upon notice by UFRFI.

     13.3 Should LICENSEE fail to pay UFRFI royalties due and payable hereunder, UFRFI shall have the right to terminate this Agreement on thirty (30) days' notice, unless LICENSEE shall pay UFRFI within the thirty (30) day period, all such royalties and interest due and payable. Upon the expiration of the thirty (30) days period, if

LICENSEE shall not have paid all such royalties and interest due and payable, the rights, privileges and license granted hereunder shall terminate.

     13.4 Upon any material breach or default of this Agreement by LICENSEE, other than those occurrences set out in Paragraphs 12.1, 12.2 and 12.3 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 12.4, UFRFI shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by ninety (90) days' notice to LICENSEE. Such termination shall become effective unless LICENSEE shall have cured any such breach or default prior to the expiration of the ninety (90) day period.

     13.5 LICENSEE shall have the right to terminate this Agreement at any time on three (3) months' written notice to UFRFI, and upon payment of all amounts due UFRFI through the effective date of the termination.

     13.6 UFRFI may terminate this Agreement upon the occurrence of the third separate default by LICENSEE within any consecutive three (3) year period for failure to pay royalties when due.

     13.7 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. LICENSEE and any sublicensee thereof may, however, after the effective date of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall pay to UFRFI the royalties thereon as required by Article IV of this Agreement and shall submit the reports required by Article V hereof on the sales of Licensed Products.

     13.8 In the event either party files for bankruptcy or a receiver is appointed, this Agreement may immediately thereafter be terminated at the option of the other party.

     13.9 LICENSEE shall have the right to terminate its license to a Field of Use upon thirty (30) days written notice to UFRFI without effect to its rights or obligations to any other Fields of Use licensed or any Optioned Fields of Use. Termination of a license to a Field of Use shall not release either party from any obligation that matured prior to the effective date of such termination.

            ARTICLE XIV - PAYMENTS, NOTICES AND OTHER COMMUNICATION
            -------------------------------------------------------

     Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

     In the case of UFRFI:

               President
               University of Florida Research Foundation, Inc.
               223 Grinter Hall
               Gainesville, Florida 32611-2037

     With a copy to:

               Director
               Office of Patent, Copyright and Technology Licensing 186 Grinter Hall
               Gainesville, Florida 32611-2037

     All payments to:

               Director
               Office of Patent, Copyright and Technology Licensing 186 Grinter Hall
               Gainesville, Florida 32611-2037

     PLEASE MAKE ALL CHECKS PAYABLE TO:

               University of Florida Research Foundation, Inc.


     In the case of LICENSEE:

               President
               Targeted Genetics Corporation
               1100 Olive Way, Suite 100
               Seattle, WA 98101

ARTICLE XV - MISCELLANEOUS PROVISIONS
-------------------------------------

     15.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of Florida, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

     15.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

     15.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     15.4 LICENSEE agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

     15.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

     15.6 If UFRFI grants a license under the Patent Rights to any third party that requires a royalty rate lower than that required of LICENSEE under this Agreement, then UFRFI shall offer those terms to LICENSEE, to be effective as of the effective date of the license to such third party.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this Agreement the day and year set forth below.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

By /s/ Karen A. Holbrook

Name  Karen A. Holbrook

Title  President

Date  12/25/93



TARGETED GENETICS CORPORATION

By   /s/ H. Stewart Parker

Name   H. Stewart Parker

Title   President and CEO

Date     December 16, 1993

                            APPENDIX A - SUBLICENSE

     LICENSEE shall have the right to enter into one sublicensing agreement per Field of Use for the rights, privileges and licenses granted under Article II However. LICENSEE shall notify UFRFI in writing of the initiation of license negotiations with all potential sublicensees.

     LICENSEE hereby agrees that every sublicensing agreement to which it shall be a party and which shall relate to the rights. privileges and license granted hereunder shall contain a statement setting forth the date upon which LICENSEE's rights. privileges and license hereunder shall terminate.

     LICENSEE agrees that any sublicenses granted by it shall provide that the obligations to UFRFI of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. LICENSEE further agrees to attach copies of this Agreement to sublicensee agreements.

     LICENSEE agrees to forward to UFRFI a copy of any and all sublicense agreements within thirty (30) days of the execution of such sublicense agreements and further agrees to forward to UFRFI annually a copy of such reports received by LICENSEE from its sublicensees during the preceding twelve
(12) month period under the sublicenses as shall be pertinent to a royalty accounting under said sublicense agreements.

     LICENSEE shall not receive from sublicensees anything of value in lieu of cash payments in consideration for any sublicense under this Agreement, without the express prior written permission of UFRFI.

     Upon termination of this Agreement for any reason, any sublicensee not then in default shall have the right to seek a license from UFRFI.